UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 22, 2011

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 22, 2011, Michael C. Forman, the president, chief executive officer and chairman of FS Investment Corporation (the “Company”), transferred certain real estate interests to an entity controlled by Thomas J. Gravina, a director of the Company.  In connection with the transaction, Mr. Forman will own a minority interest in the entity to which the real estate assets were transferred and will also serve as a director of such entity.

Mr. Gravina will continue to serve as a member of the board of directors of the Company (the “Board”), but, as a result of the transaction, Mr. Gravina became an “interested person” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, and will no longer be an independent member of the Board.  Effective as of September 22, 2011, Mr. Gravina resigned from his position as a member of the audit committee of the Board and, effective as of September 26, 2011, Paul Mendelson, an independent director of the Company, was appointed as a member of the audit committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	September 27, 2011	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer